UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 3, 2004

Commission File Number 000-24575

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3410234
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6670 SPRINGLAKE RD., KEYSTONE HEIGHTS, FLORIDA	32656
(Address of Principal Executive Offices)	(Zip Code)

(352) 473-6673

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

There is furnished herewith as Exhibit 99.1 a press release issued on June 3, 2004 announcing the registrant’s preliminary and unaudited sales for the period April 1, 2004 through May 31, 2004. The Company also announced that it will hold its annual meeting of stockholders on July 23, 2004 and the record date for the meeting is May 28, 2004. In addition, the Company announced that it granted inducement stock options to an employee who has agreed to join the Company. The Company issued 20,000 stock options in connection with the initiation of employment with the Company. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release dated June 3, 2004

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and
Treasurer

Date: June 4, 2004